Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Proxy/Prospectus constituting a part of this Registration Statement of our reports dated February 22, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Perimeter Solutions, SA (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Proxy/Prospectus.

/s/ BDO USA, P.C.

Houston, TX

October 25, 2024